UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

VIRACTA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S. Coast Hwy. 101, Suite 210
Cardiff, California		92007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 400-8470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by Viracta Therapeutics, Inc. (the “Company”) on its Current Report on Form 8-K filed on May 31, 2024, the Company received a notification letter, dated May 28, 2024, from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”), indicating that, based on the previous 30 consecutive business days, the Company’s listed shares no longer met the minimum $1.00 bid price per share requirement for the continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days from May 28, 2024, or until November 25, 2024 (“Compliance Date”), to regain compliance with the Minimum Bid Price Requirement.

As also previously disclosed by the Company on its Current Report on Form 8-K filed on November 22, 2024, the Company received a notification letter from the Staff on November 21, 2024, stating that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”).

On November 26, 2024, the Staff issued a delist determination to the Company (the “Delisting Notice”), indicating that the Company did not satisfy the Minimum Bid Price Requirement by the Compliance Date. The Delisting Notice indicated that the Company was not eligible for a second 180-day extension because it did not comply with the Stockholders’ Equity Requirement. The Company intends to request a hearing (the “Hearing”) before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal (the “Appeal”) the determination by the Staff, and to present its plan to regain and sustain compliance with the Minimum Bid Price Requirement and the Stockholders’ Equity Requirement.

The Appeal will stay any delisting or suspension action of the Company’s listed shares contemplated by the Delisting Notice. The Panel can grant the Company a period not to exceed 180 calendar days from November 26, 2024, to regain compliance.

There is no guarantee that the Panel will grant an extension of the compliance period or that the outcome of the Hearing or the Appeal will be favorable to the Company.

Forward-Looking Statements

Certain of the statements made in this report are forward looking, such as those, among others, relating to the Company’s ability to regain compliance with the Minimum Bid Price Requirement and the Minimum Stockholder Equity Requirement and the Company’s intentions to submit an Appeal to the Panel within the required time period. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2024. You are cautioned not to place undue reliance on forward-looking statements which are current only as of the date hereof. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viracta Therapeutics, Inc.

Date:	November 29, 2024	By:	/s/ Michael Faerm
Michael Faerm Chief Financial Officer